UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Dana Incorporated (“Dana”) appointed Rachel A. Gonzalez and Raymond E. Mabus, Jr. to serve on Dana’s Board of Directors effective February 16, 2017. Ms. Gonzalez, 47, is executive vice president and general counsel of Sabre Corporation, a position she assumed in September 2014. Ms. Gonzalez will serve on Dana’s Audit Committee as well as its Nominating and Corporate Governance Committee. Mr. Mabus, 68, was most recently the United States Secretary of the Navy from May 2009 to January 2017. Mr. Mabus will serve as on Dana’s Nominating and Corporate Governance Committee as well as Compensation Committee.

Each new Board member will be compensated for service on the Board in the same manner as Dana’s other non-employee directors as described under the heading “Compensation of Directors” in Dana’s 2016 Proxy Statement filed with the Securities and Exchange Commission on March 11, 2016. Further, there are no transactions involving either new Board member requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: February 16, 2017	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Senior Vice President, General Counsel and Secretary